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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in Amendment No. l to the Registration Statement (Form S-3) and related Prospectus of OnHealth Network Company for the registration of 2,596,000 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 1999 with respect to the financial statements and schedule of OnHealth Network Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                       \s\  ERNST & YOUNG LLP




Seattle, Washington
April 27, 1999